Exhibit 1.01

FABRINET

CONFLICT MINERALS REPORT

YEAR ENDED DECEMBER 31, 2017

I. Introduction

We provide advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (OEMs) of complex products, such as optical communication components, modules and sub-systems, industrial lasers and sensors. We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Certain products that we manufacture for our customers contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. The efforts we undertook to identify the country(ies) or origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps we believe reasonable under the circumstances to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe the smelters and refiners of the 3TG contained in the products we manufacture for our customers are best situated to identify the sources and countries of origin of the 3TG.

We do not directly manufacture products but “contract to manufacture” branded and generic products containing 3TG on behalf of our customers. Our due diligence efforts were undertaken on the exclusive and/or privately-branded products sourced directly by and manufactured for us in 2017.

II. Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) (“RBA”) / Global e-Sustainability Initiative (GeSI) Conflict Minerals Common Reporting Template reflecting Fabrinet’s position in the supply chain (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. The CMRT is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Utilizing a third-party service provider to assist with our RCOI, our service provider reviewed the responses received to the questionnaires for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. Our service provider also performed smelter/refiner validation based on the names of smelter/refiner. Based on the RCOI, we do not have sufficient information from our direct suppliers to determine the sources of the necessary 3TG contained in the products we manufacture for our customers.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

III. Due Diligence Program

We designed our overall conflict minerals procedures based on, and in conformity with the five-step framework of set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We implemented appropriate elements of the five-step framework as were reasonably applied to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. The five-step framework consists of:

(1) Establish strong company management systems:

•	We adopted and published our Conflict Minerals Sourcing Policy, a copy of which is publicly available on our website at http://fabrinet.com/services/supply-chain.

•	We created a conflict minerals task force led by our supply chain management organization to implement our Conflict Minerals Sourcing Policy.

•	We communicated our Conflict Minerals Sourcing Policy to our direct suppliers.

•	We have conducted awareness sessions concerning the commitments and requirements expected of our suppliers.

(2) Identify and assess risks in the supply chain:

•	We identified direct suppliers that supply product or material that may contain conflict minerals.

•	We engaged a third-party service provider to perform the RCOI as follows:

•	conducted supplier surveys using the CMRT

•	reviewed responses to the CMRT for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed.

•	compared smelters and refiners identified by suppliers to the Responsible Minerals Initiative’s (“RMI”) list of validated conflict free facilities for initial risk screening.

(3) Design and implement a strategy to respond to identified risks:

•	We reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).

•	Using a third party service, we compared smelters and refiners identified by suppliers to the RMI lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” and conducted our own supplemental research on smelters and refiners.

•	We developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

(4) Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:

•	We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the RBA, supplier self-disclosures of certification status, and our policy and procurement practices that encourage suppliers to purchase materials from audited smelters and refiners.

(5) Report on supply chain due diligence:

•	We communicated our Conflict Minerals Report on our company website at http://fabrinet.com/services/supply-chain.

IV. Product Determination

We received inconclusive data from our direct suppliers, and our material source information is still developing. Therefore, we are unable to make a definitive determination about the sources of 3TG in the products we manufacture for our customers. At the same time, we received no information from our direct suppliers indicating that the 3TG in our Covered Products (as defined below) directly or indirectly financed or benefitted armed groups in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

V. Product Description

Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities, such as optical communications, industrial lasers and sensors. The products that we manufacture for our OEM customers include: selective switching products; tunable transponders and transceivers; active optical cables; solid state, diode-pumped, gas and fiber lasers; and sensors (collectively, the “Covered Products”).

We identified the following smelters and refiners that have achieved Conflict Free designation by the RMI or an audit program with which RMI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information. We were unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore, the following list likely contains more processing facilities than actually are in our supply chain or Covered Products.

Mineral	Verified Smelters
Gold	Sungeel HiMetal Co., Ltd.

Gold	Pease & Curren

Gold	Morris and Watson Gold Coast

Gold	L’Orfebre S.A.

Gold	Degussa Sonne / Mond Goldhandel GmbH

Gold	Sai Refinery

Gold	GCC Gujrat Gold Centre Pvt. Ltd.

Gold	Sudan Gold Refinery

Gold	Fidelity Printers and Refiners Ltd.

Gold	Universal Precious Metals Refining Zambia

Gold	Abington Reldan Metals, LLC

Gold	State Research Institute Center for Physical Sciences and Technology

Gold	Planta Recuperadora de Metales SpA

Gold	Marsam Metals

Gold	Italpreziosi

Gold	HeeSung Metal Ltd.

Gold	Safimet S.p.A

Gold	Navoi Mining and Metallurgical Combinat

Gold	CCR Refinery—Glencore Canada Corporation

Gold	Yamakin Co., Ltd.

Gold	Rand Refinery (Pty) Ltd.

Gold	AURA-II

Gold	Remondis Argentia B.V.

Gold	HwaSeong CJ Co., Ltd.

Gold	Bangalore Refinery

Gold	Modeltech Sdn Bhd

Gold	SAAMP

Gold	Safina a.s.

Gold	TOO Tau-Ken-Altyn

Gold	AU Traders and Refiners

Gold	Morris and Watson

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Gold	KGHM Polska Miedz Spolka Akcyjna

Gold	Tongling Nonferrous Metals Group Co., Ltd.

Gold	So Accurate Group, Inc.

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.

Gold	SAMWON METALS Corp.

Gold	Sabin Metal Corp.

Gold	Penglai Penggang Gold Industry Co., Ltd.

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Gold	Kazakhmys Smelting LLC

Gold	Hunan Chenzhou Mining Co., Ltd.

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.

Gold	Lingbao Gold Co., Ltd.

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.

Gold	Guangdong Jinding Gold Limited

Gold	Refinery of Seemine Gold Co., Ltd.

Gold	Chugai Mining

Gold	Cendres + Metaux S.A.

Gold	Caridad

Gold	Great Wall Precious Metals Co., Ltd. of CBPM

Gold	Korea Zinc Co., Ltd.

Gold	Al Etihad Gold LLC

Gold	Emirates Gold DMCC

Gold	Daejin Indus Co., Ltd.

Gold	Geib Refining Corporation

Gold	WIELAND Edelmetalle GmbH

Gold	SAXONIA Edelmetalle GmbH

Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	Yokohama Metal Co., Ltd.

Gold	Ohura Precious Metal Industry Co., Ltd.

Gold	Asaka Riken Co., Ltd.

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.

Gold	Umicore Precious Metals Thailand

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals

Gold	PX Precinox S.A.

Gold	PT Aneka Tambang (Persero) Tbk

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.

Gold	Jiangxi Copper Co., Ltd.

Gold	Torecom

Gold	T.C.A S.p.A

Gold	Singway Technology Co., Ltd.

Gold	Sichuan Tianze Precious Metals Co., Ltd.

Gold	Schone Edelmetaal B.V.

Gold	Samduck Precious Metals

Gold	Prioksky Plant of Non-Ferrous Metals

Gold	OJSC Novosibirsk Refinery

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)

Gold	Ogussa Osterreichische Gold und Silber-Scheideanstalt GmbH

Gold	Moscow Special Alloys Processing Plant

Gold	MMTC-PAMP India Pvt., Ltd.

Gold	Kyrgyzaltyn JSC

Gold	Kazzinc

Gold	JSC Uralelectromed

Gold	Japan Mint

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.

Gold	Almalyk Mining and Metallurgical Complex (AMMC)

Gold	DSC (Do Sung Corporation)

Gold	DODUCO Contacts and Refining GmbH

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Gold	Advanced Chemical Company

Gold	Eco-System Recycling Co., Ltd.

Gold	Valcambi S.A.

Gold	Metalor Technologies (Singapore) Pte., Ltd.

Gold	Aurubis AG

Gold	Istanbul Gold Refinery

Gold	C. Hafner GmbH + Co. KG

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Gold	Chimet S.p.A.

Gold	PAMP S.A.

Gold	Metalor Technologies (Suzhou) Ltd.

Gold	Yunnan Copper Industry Co., Ltd.

Gold	L’azurde Company for Jewelry

Gold	Kaloti Precious Metals

Gold	Tony Goetz NV

Gold	Umicore Brasil Ltda.

Gold	Republic Metals Corporation

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.

Gold	Boliden AB

Gold	Heimerle + Meule GmbH

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.

Gold	Mitsubishi Materials Corporation

Gold	JX Nippon Mining & Metals Co., Ltd.

Gold	Sumitomo Metal Mining Co., Ltd.

Gold	SEMPSA Joyeria Plateria S.A.

Gold	Aida Chemical Industries Co., Ltd.

Gold	Tokuriki Honten Co., Ltd.

Gold	Mitsui Mining and Smelting Co., Ltd.

Gold	Ishifuku Metal Industry Co., Ltd.

Gold	LS-NIKKO Copper Inc.

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Gold	Metalor Technologies (Hong Kong) Ltd.

Gold	The Refinery of Shandong Gold Mining Co., Ltd.

Gold	Solar Applied Materials Technology Corp.

Gold	Matsuda Sangyo Co., Ltd.

Gold	Tanaka Kikinzoku Kogyo K.K.

Gold	Metalor USA Refining Corporation

Gold	Kennecott Utah Copper LLC

Gold	Royal Canadian Mint

Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO

Gold	Shandong Yanggu Xiangguang Co. Ltd.

Gold	OJSC Kolyma Refinery

Gold	N.E.Chemcat Corporation

Gold	Korea Metal Co., Ltd.

Gold	K.A Rasmussen as

Gold	Ferro Corporation

Gold	Faggi Enrico S.p.A.

Gold	China Gold Deal Investment Co., Ltd.

Gold	Bauer Walser AG

Gold	Shandong zhongkuang group co., LTD

Gold	Super Dragon Technology Co., Ltd.

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.

Gold	Shandong Humon Smelting Co., Ltd.

Gold	Henan Yuguang Gold & Lead Co., Ltd.

Gold	Asahi Refining USA Inc.

Gold	Materion

Gold	Argor-Heraeus S.A.

Gold	AngloGold Ashanti Corrego do Sitio Mineracao

Gold	Elemetal Refining, LLC

Gold	Heraeus Precious Metals GmbH & Co. KG

Gold	Asahi Refining Canada Ltd.

Gold	Heraeus Metals Hong Kong Ltd.

Gold	Western Australian Mint (T/a The Perth Mint)

Gold	Nihon Material Co., Ltd.

Gold	Kojima Chemicals Co., Ltd.

Gold	Asahi Pretec Corp.

Gold	Dowa

Gold	Umicore S.A. Business Unit Precious Metals Refining

Gold	Metalor Technologies S.A.

Gold	United Precious Metal Refining, Inc.

Tantalum	Power Resources Ltd.

Tantalum	E.S.R. Electronics

Tantalum	Asaka Riken Co., Ltd.

Tantalum	Tranzact, Inc.

Tantalum	Hi-Temp Specialty Metals, Inc.

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.

Tantalum	Duoluoshan

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.

Tantalum	Resind Industria e Comercio Ltda.

Tantalum	QuantumClean

Tantalum	King-Tan Tantalum Industry Ltd.

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

Tantalum	Telex Metals

Tantalum	Solikamsk Magnesium Works OAO

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.

Tantalum	KEMET Blue Metals

Tantalum	FIR Metals & Resource Ltd.

Tantalum	Metallurgical Products India Pvt., Ltd.

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.

Tantalum	LSM Brasil S.A.

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.

Tantalum	D Block Metals, LLC

Tantalum	Mineracao Taboca S.A.

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.

Tantalum	Global Advanced Metals Aizu

Tantalum	NPM Silmet AS

Tantalum	Jiangxi Tuohong New Raw Material

Tantalum	Exotech Inc.

Tantalum	Taki Chemical Co., Ltd.

Tantalum	H.C. Starck Tantalum and Niobium GmbH

Tantalum	Global Advanced Metals Boyertown

Tantalum	H.C. Starck Hermsdorf GmbH

Tantalum	H.C. Starck Ltd.

Tantalum	H.C. Starck Co., Ltd.

Tantalum	H.C. Starck Smelting GmbH & Co. KG

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.

Tantalum	H.C. Starck Inc.

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.

Tantalum	F&X Electro-Materials Ltd.

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.

Tantalum	Plansee SE Reutte

Tantalum	Plansee SE Liezen

Tantalum	H.C. Starck GmbH Laufenburg

Tantalum	Mitsui Mining and Smelting Co., Ltd.

Tantalum	Ulba Metallurgical Plant JSC

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited

Tantalum	KEMET Blue Powder

Tantalum	Changsha South Tantalum Niobium Co., Ltd.

Tin	PT Lautan Harmonis Sejahtera

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Tin	PT Bangka Prima Tin

Tin	Phoenix Metal Ltd.

Tin	Modeltech Sdn Bhd

Tin	Guanyang Guida Nonferrous Metal Smelting Plant

Tin	Gejiu Jinye Mineral Company

Tin	HuiChang Hill Tin Industry Co., Ltd.

Tin	PT Kijang Jaya Mandiri

Tin	PT O.M. Indonesia

Tin	CV Tiga Sekawan

Tin	CNMC (Guangxi) PGMA Co., Ltd.

Tin	Huichang Jinshunda Tin Co., Ltd.

Tin	Gejiu Kai Meng Industry and Trade LLC

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Tin	An Vinh Joint Stock Mineral Processing Company

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company

Tin	Estanho de Rondonia S.A.

Tin	Gejiu Fengming Metallurgy Chemical Plant

Tin	CV Ayi Jaya

Tin	PT Karimun Mining

Tin	CV Dua Sekawan

Tin	PT ATD Makmur Mandiri Jaya

Tin	PT Tommy Utama

Tin	Dowa

Tin	PT Sumber Jaya Indah

Tin	O.M. Manufacturing (Thailand) Co., Ltd.

Tin	Magnu’s Minerais Metais e Ligas Ltda.

Tin	Metallo Spain S.L.U.

Tin	CV Gita Pesona

Tin	Resind Industria e Comercio Ltda.

Tin	VQB Mineral and Trading Group JSC

Tin	O.M. Manufacturing Philippines, Inc.

Tin	Metallic Resources, Inc.

Tin	PT Cipta Persada Mulia

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.

Tin	PT Wahana Perkit Jaya

Tin	An Thai Minerals Co., Ltd.

Tin	PT Sukses Inti Makmur

Tin	PT Prima Timah Utama

Tin	Soft Metais Ltda.

Tin	Melt Metais e Ligas S.A.

Tin	Rui Da Hung

Tin	PT Babel Inti Perkasa

Tin	PT Bukit Timah

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.

Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.

Tin	PT Aries Kencana Sejahtera

Tin	CV Venus Inti Perkasa

Tin	PT Artha Cipta Langgeng

Tin	PT Panca Mega Persada

Tin	CV Serumpun Sebalai

Tin	Jiangxi Ketai Advanced Material Co., Ltd.

Tin	PT Eunindo Usaha Mandiri

Tin	PT Justindo

Tin	PT Belitung Industri Sejahtera

Tin	PT DS Jaya Abadi

Tin	China Tin Group Co., Ltd.

Tin	Mitsubishi Materials Corporation

Tin	PT Sariwiguna Binasentosa

Tin	White Solder Metalurgia e Mineracao Ltda.

Tin	PT Inti Stania Prima

Tin	Cooperativa Metalurgica de Rondonia Ltda.

Tin	CV United Smelting

Tin	Fenix Metals

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Tin	PT REFINED BANGKA TIN

Tin	PT Timah (Persero) Tbk Kundur

Tin	EM Vinto

Tin	PT Tinindo Inter Nusa

Tin	PT Mitra Stania Prima

Tin	PT Bangka Tin Industry

Tin	Yunnan Tin Company Limited

Tin	PT Stanindo Inti Perkasa

Tin	PT Timah (Persero) Tbk Mentok

Tin	Thaisarco

Tin	Metallo Belgium N.V.

Tin	PT Menara Cipta Mulia

Tin	Zhongshan Jinye Smelting Co., Ltd

Tin	Yifeng Tin Industry (Chenzhou) Co Ltd

Tin	Shang You Xin Mao Tin Company Ltd

Tin	Univertical International

Tin	UNIFORCE METAL INDUSTRIAL CORP.

Tin	Tongding Metal Material Co., Ltd.

Tin	Tamura Corporation

Tin	Taicang City Nancang Metal Material Co., Ltd

Tin	Sumitomo Metal Mining Co., Ltd.

Tin	Senju Metal Industry Co., Ltd.

Tin	Samhwa Non-Ferrous Metal. Inc Co., Ltd.

Tin	Rahman Hydrulic Tin Sdn Bhd

Tin	PT Yinchendo Mining Industry

Tin	PT Seirama Tin investment

Tin	PT Pelat Timah Nusantara Tbk

Tin	PT Koba Tin

Tin	PT HP Metals Indonesia

Tin	PT Fang Di MulTindo

Tin	PT BilliTin Makmur Lestari

Tin	PT Bangka Timah Utama Sejahtera

Tin	PT Bangka Putra Karya

Tin	PT Bangka Kudai Tin

Tin	PT Babel Surya Alam Lestari

Tin	PT Alam Lestari Kencana

Tin	Poongsan

Tin	Novosibirsk Processing Plant Ltd.

Tin	Minmetals Ganzhou Tin Co. Ltd

Tin	Metahub Industries Sdn. Bhd.

Tin	Linwu Xianggui Ore Smelting Co., Ltd.

Tin	International Wire Group, Inc

Tin	Imperial Zinc

Tin	Hezhou Jinwei Tin Co., Ltd

Tin	Grant Manufacturing and Alloying

Tin	Global Advanced Metals

Tin	Galloo N.V.

Tin	Feinhütte Halsbrücke GmbH

Tin	CV Makmur Jaya

Tin	CIMSA, S.A.

Tin	A.E.B. International, Inc.

Tin	5N Plus

Tin	PT Tirus Putra Mandiri

Tin	Hunan Xianghualing Tin Co. ltd

Tin	Super Ligas

Tin	Operaciones Metalurgical S.A.

Tin	Mineracao Taboca S.A.

Tin	Malaysia Smelting Corporation (MSC)

Tin	Minsur

Tin	Alpha

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.

Tungsten	Dayu Weiliang Tungsten Co., Ltd.

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.

Tungsten	ACL Metais Eireli

Tungsten	Asia Tungsten Products Vietnam Ltd.

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.

Tungsten	Malipo Haiyu Tungsten Co., Ltd.

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Tungsten	Kennametal Fallon

Tungsten	Hunan Chenzhou Mining Co., Ltd.

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.

Tungsten	Hydrometallurg, JSC

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.

Tungsten	Japan New Metals Co., Ltd.

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City

Tungsten	Philippine Chuangxin Industrial Co., Inc.

Tungsten	H.C. Starck Smelting GmbH & Co. KG

Tungsten	Woltech Korea Co., Ltd.

Tungsten	Moliren Ltd.

Tungsten	Unecha Refractory metals plant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.

Tungsten	Fujian Jinxin Tungsten Co., Ltd.

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.

Tungsten	Wolfram Bergbau und Hutten AG

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC

Tungsten	Niagara Refining LLC

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.

Tungsten	A.L.M.T. TUNGSTEN Corp.

Tungsten	Global Tungsten & Powders Corp.

Tungsten	H.C. Starck Tungsten GmbH

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.

Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.

Tungsten	Xiamen Tungsten Co., Ltd.

Tungsten	Kennametal Huntsville

VI. Countries of origin identified:

American Samoa, Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Macedonia, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe. Covered Countries were identified only for RMI audited facilities.

VII. Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New product will be reviewed for conflict minerals conformance during initial qualification. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VIII. Independent Private Sector Audit

Not required for calendar year 2017.